UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 19, 2013

EPL Oil & Gas, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16179	72-1409562
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

919 Milam Street, Suite 1600

Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

(713) 228-0711

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)        As previously disclosed in the proxy statement (the “2013 Proxy Statement”) for EPL Oil & Gas, Inc. (the “Company”) relating to the Company’s 2013 Annual Meeting of Stockholders, the Company has adopted a new long term incentive program under the Company’s 2009 Long Term Incentive Plan (the “2009 LTIP”).  Under the program, which is administered by the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”), equity grants under the 2009 LTIP are divided into three categories: base, performance and discretionary.

The base grants are made in or around June of each year. The base grants are made generally using a combination of restricted shares of the Company’s common stock (“Common Stock”) and options to acquire Common Stock, with the percentage mix between the two forms of equity grant being set by the Committee for each employee.  The value of the base grant has typically been determined by the Committee as a percentage of an executive’s base salary (“Equity Value Percentage”), depending on the executive’s level in the management team. For the Company’s Chief Executive Officer (the “CEO”), the Equity Value Percentage for the 2012 long term incentive program was 100% of base salary. For the senior members of the management team other than the CEO, the Equity Value Percentages have typically ranged from 40% to 75% of base salary.  This group of senior managers includes the executive officers (other than the CEO) who were named in the Summary Compensation Table included in the 2013 Proxy Statement (the “Other Named Executive Officers”).  The CEO and the Other Named Executive Officers are referred to as the “Named Executive Officers.”

In connection with making the 2013 base equity grants, the Committee conducted a review of the total compensation for the Company’s senior management team and for the Company’s employees generally.   As a result of that review, particularly in light of the increasingly competitive market for talented oil and gas professionals, the Committee determined that the total compensation for the Company’s management team and employees should be increased in order to enhance the Company’s ability to retain its oil and gas professionals.  Therefore, the Company’s CEO received an equity grant with an Equity Value Percentage of 219%, and the Equity Value Percentage for all other senior managers ranged from 60% to 155%.  The Named Executive Officers received the following base equity grants:  Gary Hanna, the Company’s CEO, received options to acquire 40,206 shares of Common Stock and 21,271 shares of restricted stock; T.J. Thom, Senior Vice President and Chief Financial Officer, received options to acquire 16,579 shares of Common Stock and 8,771 shares of restricted stock; Andre Broussard, Senior Vice President, Geosciences,  received options to acquire 15,019 shares of Common Stock and 7,946 shares of restricted stock; Mac Jensen, Senior Vice President, Business Development, received options to acquire 6,466 shares of Common Stock and 3,421 shares of restricted stock; and Chad Williams, the Company’s Senior Vice President, Production, received options to acquire 9,834 shares of Common Stock and 5,203 shares of restricted stock.  The exercise price for each of the stock options was $29.60 per share, which was the closing price on the New York Stock Exchange for the Common Stock on June 19, 2013, the date that the grants were approved by the Board.  As described in the Committee’s Compensation Discussion & Analysis included in the 2013 Proxy Statement, each June 2013 base equity grant was allocated 50% to stock options and 50% to restricted stock, and the terms of those grants were consistent with the description of the 2009 LTIP and the long term incentive program described in the 2013 Proxy Statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 21, 2013

EPL OIL & GAS, INC.

By: /s/ David P. Cedro

David P. Cedro

Senior Vice President, Chief Accounting Officer,

Treasurer and Corporate Secretary